SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549

                           ___________________

                                FORM 8-K

                           ___________________

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                 Date of Report:  February 2, 1998

                           ___________________

                                IBP, inc.

A Delaware                 	Commission File     	IRS Employer Identification
Corporation		               	Number 1-6085	          	No. 42-0838666


                               IBP Avenue
                          Post Office Box 515
                        Dakota City, NE  68731
                    Telephone Number (402) 241-2061

                           ___________________

                           page 1 of 49 pages

















ITEM 5.	Other Events

	In connection with the issuance and sale from time to time by IBP, inc. (the "Company") of its Medium-Term Notes due nine months or more from the date of issue (the "Notes") under the Company's
Registration Statement on Form S-3 (Registration No. 33-64459), as amended (the "Registration Statement"), the Company is filing herewith the exhibits referenced below in Item 7 and in the annexed Index to Exhibits.

	In addition, on January 23, 1998, the Company announced financial results for its 1997 fourth quarter and fiscal year ended December 27, 1997.

	Net sales in 1997 totaled $13.3 billion versus $12.5 billion in 1996. Net earnings for the same periods are $117 million and $199 million, respectively. Earnings per share in 1997 declined 40% to $1.26 from $2.10 per share in 1996. Net earnings for the fourth quarter of 1997 totaled $22 million, or $.23 per share, up 19% from the $18 million, or $.19 per share, recorded in 1996.

	The Company released the following financial results.

IBP, inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

                                            	December 27,       December 28,
                                           			  1997          	    1996
ASSETS                                       ------------       ------------

 CURRENT ASSETS:
   Cash                                     	$   69,022         $   94,164
   Marketable securities	                         3,120	           169,476
   Accounts receivable, net	                    564,125            500,781
   Inventories                                  389,753            299,700
   Deferred income tax benefits and
      prepaid expenses                   			     57,907              6,464
                                              ---------          ---------
 TOTAL CURRENT ASSETS                         1,083,927          1,110,585

 Property, plant and equipment, net        	  1,017,082            816,206

 Goodwill, net	                        			      671,557            206,587

 Other assets                          		        66,375             41,117
                                              ---------          ---------
                                        	 	 	$2,838,941         $2,174,495
                                              =========          =========
LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Notes payable to banks                 		$  192,010         $     -
   Accounts payable                       	    345,728            299,785
   Other current liabilities                  	339,080            269,897
                                             ---------          ---------
     TOTAL CURRENT LIABILITIES                 876,818            569,682

 Long-term debt and capital lease
   obligations                              			568,281            260,008

 Deferred income taxes and other
   liabilities                           		    156,773            141,150

 STOCKHOLDERS' EQUITY                        1,237,069          1,203,655
                                             ---------          ---------
                                            $2,838,941         $2,174,495
                                             =========          =========


IBP, inc. AND SUBSIDIARIES
SUMMARY OF SELECTED FINANCIAL DATA

(In thousands except per share data)

                        			    13 Weeks Ended        	     52 Weeks Ended
                        		  Dec. 27,    Dec. 28,       Dec. 27,      Dec. 28,
                       		     1997   	    1996           1997          1996
                          ----------   ----------    -----------   -----------
Net sales               		$3,259,150   $3,017,823  	 $13,258,784   $12,538,753
Cost of products sold  		  3,144,514    2,962,200		   12,815,892    12,095,171
                           ---------    ---------     ----------    ----------
Gross profit          		     114,636       55,623        442,892       443,582

Selling, general and
  administrative expense      66,017       27,463        216,176       120,674
                           ---------    ---------     ----------    ----------
EARNINGS FROM OPERATIONS      48,619       28,160        226,716       322,908

Interest expense, net         13,500         (193)        38,002         3,373
                           ---------    ---------     ----------    ----------
Earnings before income
  taxes              		       35,119       28,353        188,714       319,535

Income tax expense   		       13,400       10,100         71,700       120,800
                           ---------    ---------     ----------    ----------
NET EARNINGS           	  $   21,719   $   18,253    $   117,014   $   198,735
                           =========    =========     ==========    ==========

Earnings per share          	  $ .23        $ .19    		    $1.26         $2.10
                                ====         ====           ====          ====
Earnings per share -
  assuming dilution        		  $ .23        $ .19    		    $1.25         $2.07
                                ====         ====           ====          ====
Dividends per share         	  $.025        $.025     		    $.10          $.10
                                ====         ====            ===           ===
Weighted average common
  shares outstanding     	    92,542       94,639         92,651        94,688
                              ======       ======         ======        ======
Capital expenditures     		  $40,536      $36,511       $133,925      $170,664
                              ======       ======        =======       =======
Depreciation and amortization
  expense                    $30,918      $21,959 		    $109,930       $82,690
                              ======       ======        =======        ======



ITEM 7.	Financial Statements and Exhibits

(c) Exhibits:

	The exhibits listed below relate to the Company's Registration Statement and is filed herewith for incorporation by reference therein.

Exhibit Number
(Referenced to
Item 601 of
Regulation S-K)		Description of Exhibit

1(a)	Distribution Agreement, dated December 12, 1997,
between IBP, inc. and the agents listed thereon related to the Notes

1(b)	Remarketing Agreement, dated January 15, 1998,
between IBP, inc. and NationsBanc Montgomery
Securities LLC

SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						IBP, inc.


Date:  February 2, 1998
      ---------------------
By:
    /s/ Sheila B. Hagen
    -----------------------
	  	Sheila B. Hagen
						Vice President and General Counsel


INDEX TO EXHIBITS


Exhibit Number							Page Number
in Rule
(Referenced to							0-3 (b)
sequential
Item 601 of							numbering system
where
Regulation S-K			Description of Exhibit		Exhibit
can be found


1(a)				Distribution Agreement,			7
				dated December 12, 1997,
				between IBP, inc. and the
				agents listed thereon related
				to the Notes

1(b)				Remarketing Agreement,			34
dated January 15, 1998,
between IBP, inc. and
NationsBanc Montgomery
Securities LLC


EXHIBIT 1(a)


IBP, inc.

$300,000,000

Medium-Term Notes

Due Nine Months or More from Date of Issue


DISTRIBUTION AGREEMENT


December 12, 1997


Donaldson, Lufkin & Jenrette
  Securities Corporation
Salomon Brothers Inc

c/o Donaldson, Lufkin & Jenrette
277 Park Avenue
New York, New York  10172

Dear Ladies and Gentlemen:

IBP, inc., a Delaware corporation ("IBP" or the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issuance and sale from time to time by the Company of its Medium-Term Notes due nine months or more from the date of issue (the "Notes") at an aggregate initial offering price of up to $300,000,000 or the equivalent thereof in one or more currencies, currency units or composite currencies other than U.S. dollars ("Foreign Currencies"), subject to reduction as a result of the sale of other debt securities of the Company after the date hereof pursuant to the Registration Statement (hereafter defined). The Notes are to be issued pursuant to an Indenture dated as of January 26, 1996 (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee").


The Notes shall have the applicable interest rates or interest rate formulae, issue price, redemption and repayment provisions and other terms set forth in the Prospectus referred to in Section 1(a) (as it may be amended or supplemented from time to time, including any Pricing
Supplement (hereafter defined)). The Notes will be issued, and the terms thereof established, from time to time, by the Company, in accor-dance with the Indenture and the Procedures (hereafter defined) referred to below. This Agreement shall only apply to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

On the basis of the representations and warranties herein contained, but subject to the terms and conditions stated herein and to the reservation by the Company of the right (A) to sell Notes directly to investors (other than broker-dealers) in those jurisdictions in which the Company is so permitted and (B) to accept offers to purchase Notes from time to time through one or more additional agents or dealers, acting as either principal or agent, on substantially the same terms as those applicable to sales of Notes to or through the Agents pursuant to this Agreement, the Company hereby (i) appoints the Agents as the agents of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company by others pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to any Agent as principal, it will enter into a separate agreement (each, a "Purchase Agreement"), substantially in the form of Exhibit C hereto, relating to such sale in accordance with Section 2(e) hereof.

1.	REPRESENTATIONS AND WARRANTIES OF THE
COMPANY

The Company represents and warrants to each Agent as of the date hereof, as of the Closing Date (hereafter defined) as of the times referred to in Sections 6(a) and 6(b) hereof (the Closing Date and each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:


(a)	A registration statement on Form S-3 (No. 33-
64459), including a prospectus relating to certain senior unsecured debt securities of the Company, including the Notes (the "Debt Securities"), for the registration of such securities under the Secu-rities Act of 1933, as amended (the "Securities Act"), has (i) been prepared by the Company in material conformity with the require-ments of the Securities Act and the rules and regulations (the
"Rules and Regulations") of the United States Securities and Ex-change Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act; and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended
(the "Trust Indenture Act"). Copies of such registration statement and any amendments thereto have been delivered by the Company to the Agents. As used in this Agreement, "Effective Date" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was de-clared effective by the Commission; "Registration Statement" means such registration statement as amended to the date of this Agreement including all documents incorporated by reference or deemed to be incorporated by reference therein and the exhibits thereto; "Basic Prospectus" means the prospectus included in the Registration Statement; "Preliminary Prospectus" means any pre-liminary form of the Prospectus (hereafter defined) specifically relating to the Notes, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Secu-rities Act; "Prospectus Supplement" means any prospectus supple-ment specifically relating to the Notes in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act; "Pricing Supplement" means any pricing supplement specifically relating to the terms of a particular issue of the Notes in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Securities
Act; "Prospectus" means the Basic Prospectus together with the Prospectus Supplement and the Pricing Supplement except that if such Basic Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursu-ant to Rule 424, the term "Prospectus" shall refer to the Basic Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement and the Pricing Supplement; "Basic Prospectus," "Prospectus," "Preliminary Prospectus," "Prospectus Supplement" and "Pricing Supplement" shall include in each case the documents, if any, filed by the Company with the Commission pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference therein; and "supplement" and "amendment" shall be deemed to refer to and include any documents incorporated by reference pursuant to Item 12 of Form S-3 under the Securities Act that are filed subsequent to the date of the Basic Prospectus by the Com-pany with the Commission pursuant to the Exchange Act. Any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Ex-change Act after the Effective Date that is incorporated by refer-ence in the Registration Statement.


(b)	The Registration Statement conforms in all material
respects, and the Prospectus and any further amendments or sup-plements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects, to the require-ments of the Securities Act and the Rules and Regulations there-under and do not and will not, as of the applicable Effective Date
(as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances in which they were made) not misleading; provided, however, that no representation or warranty is made as to (i) that part of the Registration State-ment which shall constitute the Statement of Eligibility on Form
T-1 under the Trust Indenture Act of the Trustee, and (ii) informa-tion contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written infor-mation furnished to the Company by or on behalf of any Agent specifically for use in the Registration Statement or the Prospec-tus.

(c)	The Indenture conforms in all material respects to the
requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.

(d)	The documents incorporated or deemed to be incor-
porated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and, when read to-gether with the Prospectus on the filing date of the Prospectus and any amendment or supplement thereto, none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commis-sion, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission there-under and, when read together with the Prospectus on the dates such documents become effective or are filed with the Commis-sion, as the case may be, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


(e)	The Company and each of its subsidiaries have been
duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification except where the failure to be so qualified and in good standing would not be reasonably expected to have a material adverse effect on the consolidated financial condition, stockholders' equity, results of operations or business of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), and where so qualified have all corporate power and authority necessary to own, lease or operate their respective properties and to conduct the businesses in which they are engaged as described in the Prospectus.

(f)	The Notes have been duly and validly authorized by
the Company and, when duly executed, issued and delivered by the Company, and authenticated by the Trustee pursuant to the provisions of the Indenture, against payment therefor as provided in this Agreement and any applicable Purchase Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforce-ability thereof may be subject to (i) bankruptcy, insolvency, reor-ganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and except further as enforcement thereof may be limited by (a) requirements that a claim or judgment with respect to any Notes denominated in a Foreign Currency be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (b) the ability of governmental authorities to limit, delay or prohibit the making of payments outside the United States; and the Notes, when issued and delivered, will conform in all material re-spects to the description thereof contained in the Prospectus.


(g)	The Indenture has been duly authorized, executed
and delivered by the Company (assuming due authorization, execution and delivery by the Trustee) and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforce-ability thereof may be subject to (i) bankruptcy, insolvency, reor-ganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and except further as enforcement thereof may be limited by (a) requirements that a claim or judgment with respect to any Notes denominated in a Foreign Currency be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (b) the ability of governmental authorities to limit, delay or prohibit the making of payments outside the United States; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus.

(h)	This Agreement and any applicable Purchase
Agreement each has been duly authorized, executed and delivered by the Company.


(i)	The execution, delivery and performance of this
Agreement, any applicable Purchase Agreement and the Indenture by the Company, and the consummation of the transactions con-templated hereby and thereby, and the issuance and delivery and performance of the Notes will not conflict with or result in a breach or violation of any of the terms or provisions of, or consti-tute a default under any indenture, lien, charge or encumbrance upon any property or mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject except for such conflicts, breaches, vio-lations or defaults which would not have a Material Adverse
Effect; nor will such action result in any violation of the provi-sions of the charter or by-laws of the Company or any of its sub-sidiaries; nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their material proper-ties or assets except for violations which would not have a Material Adverse Effect; and except for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Agents, no consent, approval, authorization or order of, or filing, registration or qualification of or with, any such court or governmental agency or body is required for the execution, de-livery and performance of this Agreement or the Indenture by the Company and the consummation by the Company of the transac-tions contemplated hereby and thereby.

(j)	Except as described or incorporated by reference in
the Registration Statement or the Prospectus, there are no agree-ments or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the secu-rities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(k)	Neither the Company nor any of its subsidiaries has
sustained, since the date of the latest financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree in any such case, which would have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospec-tive material adverse change, in or affecting the general affairs, management, financial condition, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus.


(l)	Price Waterhouse L.L.P., which has certified certain
financial statements of the Company, which statements appear in the Prospectus or are incorporated by reference therein, and Coo-pers and Lybrand L.L.P., which has certified certain financial statements of the Company, which statements appear in the Prospectus or are incorporated by reference therein, and delivered the initial letter referred to in Section 5(f) hereof, are each inde-pendent public accountants as required by the Securities Act and the Rules and Regulations.

(m)	The financial statements (including the related notes
and supporting schedules) filed as part of the Registration
Statement or included or incorporated by reference in the Prospectus present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries at the dates and for the periods indicated, and have been prepared in conformity with United States general-ly accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise expressly set forth therein.

(n)	Except as described in the Registration Statement,
Prospectus or in documents incorporated therein by reference, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any material property or assets of the Company or any of its subsidiar-ies is the subject which is required to be disclosed in the Regis-tration Statement, Prospectus or in documents incorporated therein by reference or which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the Company's knowledge, no such proceedings are threatened by governmental authorities or by others.


(o)	There are no contracts or other documents which are
required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference under the Rules and Regulations.

(p)	Neither the Company nor any of its subsidiaries is (i)
in violation of its charter or by-laws, or (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement to which the Company or any of its subsidiaries is a party or by which it or any of them is or may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except for such default which would not have a Material Adverse Effect or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which the Company or any of its sub-sidiaries or its or any of their property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its or their property or to the conduct of its or their business, except for such violation or failure which would not have a Material Adverse Effect.

(q)	Neither the Company nor, to the Company's
knowledge, any of its subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or violated or is in violation in any material respect of any provision of the Foreign Corrupt Practices Act of 1977.

(r)	Neither the Company nor any subsidiary is an
"investment company" within the meaning of such term under the Investment Company Act of 1940, as amended (the "Investment
Act"), and the rules and regulations of the Commission thereun-der.

(s)	The ratings assigned to the Notes at the time of
commencement of the Company's Medium Term Note program by Standard & Poor's Corporation and by Moody's Investor Services, Inc. have not been rescinded or lowered or, to the Company's knowledge, threatened to be rescinded or lowered by either such rating agency nor, to the Company's knowledge, has it been placed under surveillance or review with negative implications by either such rating agency (including any indication from the rating agency to the Company that the Notes are on developing watch or developing outlook).

(t)	Any certificate signed by any officer of the Company
and delivered to the Agents or to counsel for the Agents pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby.

	2. 	SOLICITATIONS AS AGENT; PURCHASES AS
PRINCIPAL.

(a)	Subject to the terms and conditions stated herein, the
Company hereby appoints each of the Agents as the agents of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as the agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. The Company expressly reserves the right (i) to sell Notes directly to investors (other than broker-dealers) in those jurisdictions in which the Company is so permitted and (ii) to accept offers to purchase Notes from time to time through one or more additional agents or dealers, acting as principal or agent, on substantially the same terms as those applicable to sales of Notes to or through Agents pursuant to this Agreement. No commission will be paid on Notes sold directly by the Company pursuant to clause (i) above. Each Agent may also purchase Notes from the Company as principal for purposes of resale, as more fully described in paragraph (e) of this Section.


(b)	The Company reserves the right, in its sole discre-
tion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. The Company shall be entitled to suspend such solicitation as to any Agent or all of the Agents, as determined by the Compa-ny. Upon receipt of at least one business day's prior written notice from the Company, the Agent or Agents to whom such instruc-tions are directed will forthwith suspend solicitation of offers to purchase such Notes from the Company as the Company shall designate until such time as the Company has advised such Agent or Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which is not a day on which (i) banking institutions are generally authorized or obligated by law to close in The City of New York or (ii) the New York Stock Exchange, Inc. is closed for trading. The Company shall transmit copies of any instructions delivered by the Company pursuant to this paragraph to each Agent, regardless of whether such instructions are directed to such Agent.

Upon receipt of notice from the Company as contemplated by this Section 2(b), each applicable Agent shall suspend its solicitation of offers to purchase the Notes until such time as the Company shall have advised such Agent that such solicitation may be resumed.

(c)	Promptly upon the closing of the sale of any Notes
sold by the Company as a result of a solicitation made by or offer to purchase received by an Agent, the Company agrees to pay such Agent a commission, in the form of a discount, in accordance with the schedule set forth in Exhibit A hereto.


(d)	The Agents are authorized to solicit offers to pur-
chase the Notes only in such denominations as are specified in the Prospectus at a purchase price as shall be specified by the Compa-ny. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept offers to purchase such Notes and may reject any such offer in whole or in part. Each Agent shall have the right in its discretion without advising the Company to reject any offer to purchase the Notes received by it that it reasonably considers to be unacceptable, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Note shall have been delivered to the purchaser thereof against payment by such pur-chaser. If the Company defaults on its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to the Agent that solicited such offer any commission to which such agent would have been entitled had such offer resulted in a sale.


(e)	Each sale of Notes to any Agent as principal, for
resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale) shall be made in accordance with the terms of this Agreement and a Purchase Agreement, whether oral (and confirmed in writing by such Agent to the Company, that may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Company as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount and terms of the Notes of the Company to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Company agrees that if any Agent purchases Notes as principal for resale, such Agent shall receive such compensation in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein, a commission in accordance with Exhibit A hereto. Any Agent may utilize a selling or dealer group in connection with the resale of such Notes. In addition, any Agent may offer the Notes it has purchased as principal to other dealers. Any Agent may sell Notes to any dealer at a discount and, unless otherwise specified in an applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of 66-2/3% of the discount or commission to be received by such Agent from the Company.
Such Purchase Agreement shall also specify any requirements for delivery of opinions of counsel and officers' certificates pursuant to Section 5 hereof.

(f)	Administrative procedures respecting the sale of
Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by agreement between the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder, including sales of Notes to any Agent as principal pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement.

(g)	The documents required to be delivered pursuant to
Section 5 hereof on the Closing Date (as defined below) shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom
LLP, 919 Third Avenue, New York, New York, at 10:00 A.M.,
New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Notes is commenced (such time and date being re-ferred to herein as the "Closing Date").


(h)	Notwithstanding anything to the contrary contained
herein, the Company may authorize any other person, partnership or corporation (an "Additional Agent"), without the consent of any Agent, to act as its agent to solicit and receive offers for the pur-chase of all or part of the Notes of the Company and shall give the Agents prompt notice of such authorization; provided, however, that any Additional Agent shall execute this Agreement or an agreement to be bound hereby. Each Additional Agent may also purchase Notes from the Company as principal, as described in paragraph (e) of this Section.

3.	COVENANTS OF THE COMPANY.

The Company covenants and agrees with each Agent:


(a)	To prepare the Basic Prospectus and Prospectus
Supplement in a form reasonably acceptable to the Agents and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or supplement to the Registration Statement or to the Prospectus prior to the termination of the offering of the Notes pursuant to this Agreement or any Purchase Agreement except as permitted herein; to advise the Agents, promptly after it receives notice thereof, of the time when any amendment to the Registra-tion Statement has been filed or becomes effective or any supple-ment to the Prospectus or any amended Prospectus has been filed and to furnish the Agents with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursu-ant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subse-quent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to advise the Agents, promptly after it receives no-tice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Prelim-inary Prospectus or the Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its with-drawal;

(b)	The Company will prepare, with respect to any Notes
to be sold through or to any Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form pre-viously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the Securities Act not later than the close of business of the Commission on the second business day after the date on which such Pricing Supplement is first used;

(c)	To furnish promptly to the Agents and to counsel for
the Agents a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits (other than those incorporated by reference) filed therewith;


(d)	To deliver promptly to the Agents such number of the
following documents as the Agents shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement, the Indenture and such other exhibits as the Agents may reasonably request), (ii) each Preliminary Prospectus, each Pricing Supplement, the
Prospectus Supplement, the Prospectus and any amended or sup-plemented Prospectus and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Date in connection with the offering or sale of the Notes, if the solicitation of offers to purchase the Notes has not been suspended and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would in-clude an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospec-tus (or to file under the Exchange Act any document incorporated by reference in the Prospectus) in order to comply with the Securities Act or the Exchange Act, to notify the Agents and, upon the reasonable request of the Agents, to file such document and to prepare and furnish without charge to each Agent as many copies as the Agents may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;


(e) Except as otherwise provided in subsection (p) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Pro-spectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, immediate notice shall be given, and confirmed in writing, to each of the Agents to cease the solicitation of offers to purchase the Notes in the Agent's capacity as agent and to cease sales of any Notes the Agent may then own as principal pursuant to a Purchase Agreement, and the Company, at its expense, will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Exchange Act, the Securities Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements;

(f) Except as otherwise provided in subsection (p) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the Securities Act or the Securities Act Regulations;

(g) Except as otherwise provided in subsection (p) of this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the Exchange Act, the Securities Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the Securities Act or the Securities Act Regulations;

(h)	To file promptly with the Commission any
amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company and the Agents, be required by the Securities Act or re-quested by the Commission;


(i)	Prior to filing with the Commission any amendment
to the Registration Statement or supplement to the Prospectus, and promptly after filing with the Commission any document incorpo-rated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Agents and counsel for the Agents;

(j)	The Company will make generally available to its
security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days if the period covered corresponds to a fiscal year of the Company), an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve-month period beginning, in each case, not later than the first day of the Company's next fiscal quarter following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes;

(k)	So long as any Notes are outstanding, to furnish to
the Agents copies of all materials furnished by the Company to all of its stockholders and all public reports and all reports and finan-cial statements furnished by the Company to the principal national securities exchange upon which the Company's common stock and any debt securities may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rules or regulations of the Commission thereunder;


(l)	Promptly from time to time, to use its best efforts, to
take such action as the Agents may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may reasonably request and to comply with such laws so as to permit the continuance of sales and deal-ings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction where it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(m)	If a designated series of Notes are to be duly au-
thorized for listing on a national securities exchange, to apply for any listing of such designated Notes on such national securities exchange and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the relevant Closing Date;

(n) Between the date of any Purchase Agreement and the earlier of (i) the Settlement Date with respect to such Agreement and (ii) five Business Days after the date of such Purchase Agreement, the Company will not, without the prior consent of the Purchaser that is party thereto, offer or sell, or enter into any agreement to sell, any debt securities of the Company having terms substantially similar to the terms of the Notes that are the subject of such Purchase Agreement, except as may otherwise be provided in any such Purchase Agreement;

(o) To apply the net proceeds from the sale of the Notes being sold by the Company as set forth in the Prospectus; and

(p) The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section during any period from the time (i) each of the Agents shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) the Agents shall not then hold any Notes as principal purchased pursuant to a Purchase Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Purchase Agreement with the Agents.

4.	PAYMENT OF EXPENSES.


The Company agrees to pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Securities Act of the Registration Statement (including financial statements and exhibits), each Preliminary Prospectus and in each case all amendments and supplements thereto, (ii) the printing and delivery of the Prospectus and all amendments or supplements thereto, (iii) the printing and delivery of this Agreement, any applicable Purchase
Agreement, the Blue Sky Memorandum and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Notes (including in each case any reasonable disbursements of counsel for the Agents relating to such printing and delivery), (iv) the registration or qualification of the Notes for offer and sale under the securities or Blue Sky Laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Agents relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the NASD in connection with the offering, if applicable, and (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Notes by the Agents.

5.	CONDITIONS OF OBLIGATIONS OF AGENTS.

The obligation of the Agents, as the agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of any Agent to purchase
Notes pursuant to any Purchase Agreement is subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the officers of the Company made in any certificate finished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:


(a)	As of the Closing Date, the Basic Prospectus and
Prospectus Supplement shall have been timely filed with the Com-mission in accordance with Section 3(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the Agents' reasonable satisfaction.

(b)	Sheila B. Hagen, Esq., General Counsel to the Com-
pany, shall have furnished to the Agents her opinion, as general counsel of the Company, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to counsel for the Agents to the effect that:

i)	The Company has been duly incorporated and
is validly existing as a corporation in good standing under the laws of Delaware;

ii) 	The Company's subsidiaries have been duly in-
corporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation; and the Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified and in good standing would have a Material Adverse Effect, and where so qualified, has all corporate power and authority neces-sary to own, lease or operate its properties and to conduct businesses as described or incorporated by reference in the Prospectus;

iii) To such counsel's knowledge, there are no con-tracts or other documents which are required to be de-scribed in the Prospectus or filed as exhibits to the Registra-tion Statement by the Securities Act or by the Rules and Regulations which have not been described in the Pro-spectus or filed as exhibits to the Registration Statement or incorporated therein by reference under the Rules and Regulations;


iv) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein and all other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opin-
ion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Com-mission thereunder;

v) To such counsel's knowledge, and other than as set forth in the Registration Statement, the Prospectus, or any documents incorporated by reference, there are no legal or governmental proceedings pending to which the Com-pany or any of its subsidiaries is a party or of which any material property or assets of the Company or any of its subsidiaries is the subject which is required to be disclosed in the Registration Statement, Prospectus or in documents incorporated therein by reference or which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect;
and to such counsel's knowledge, no such proceedings are threatened by governmental authorities or others;


vi) The issuance and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement, any applicable Purchase Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby, will not con-flict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any in-denture, mortgage, deed of trust, loan agreement or other agreement known to such counsel to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Com-pany or any of its subsidiaries is subject except for such conflicts, breaches, violations or defaults which would not have a Material Adverse Effect nor will such actions result in any violation of the provisions of any state or federal statute or any order, rule or regulation known to such counsel of any court or governmental agency or body hav-ing jurisdiction over the Company or any of its subsidiaries or any of their material properties or assets, except for such violations as would not have a Material Adverse Effect; and

vii)   The statements contained in the Registration
Statement and Prospectus under the captions relating to the Debt Securities, including the Notes, insofar as such state-ments relate to the Notes and concern legal matters, are fair, accurate and complete.

viii) The Notes have been duly and validly autho-rized by the Company and, when duly executed, issued and delivered by the Company, and authenticated by the Trustee pursuant to the provisions of the Indenture, against payment therefor as provided in this Agreement and any Purchase Agreement, will constitute valid and legally binding obliga-tions of the Company entitled to the benefits of the Inden-ture and enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceabil-ity is considered in a proceeding at law or in equity) and except further as enforcement thereof may be limited by (a) requirements that a claim or judgment with respect to any Notes denominated in a Foreign Currency be converted into U.S. dollars at a rate of exchange prevailing on a date deter-mined pursuant to applicable law or (b) the ability of gov-ernmental authorities to limit, delay or prohibit the making of payments outside the United States; and the Notes, when issued and delivered, will conform in all material respects to the description thereof contained in the Prospectus;


ix)   The Indenture has been duly authorized,
executed and delivered by the Company (assuming due authorization, execution and delivery by the Trustee) and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceabil-ity is considered in a proceeding at law or in equity) and except further as enforcement thereof may be limited by (a) requirements that a claim or judgment with respect to any Notes denominated in a Foreign Currency be converted into U.S. dollars at a rate of exchange prevailing on a date deter-mined pursuant to applicable law or (b) the ability of governmental authorities to limit, delay or prohibit the mak-ing of payments outside the United States; and the Inden-ture conforms in all material respects to the description thereof contained in the Prospectus;

x)   This Agreement and any applicable Purchase
Agreement each has been duly authorized, executed and de-livered by the Company;

xi) The Company is not an "investment company" within the meaning of such term under the Investment Act and the rules and regulations of the Commission thereunder;

xii) The Registration Statement was declared ef-fective under the Securities Act and the Indenture was qual-ified under the Trust Indenture Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424 specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Regis-tration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;


xiii) The statements contained in the Prospectus under the captions relating to the Debt Securities, including the Notes, insofar as they describe federal statutes, rules and regulations, or portions thereof, constitute accurate de-scriptions thereof in all material respects;

xiii)  The Registration Statement, as of the Effective
Date, and the Prospectus, as of the date it was filed with the Commission, and any further amendments or supplements thereto, including the Pricing Supplement, made by the Company prior to the date hereof (other than the financial statements and related schedules therein and all other financial and statistical data included or incorporated by reference therein or omitted therefrom and other than the T-l, as to which such counsel need express no opinion) appear on the face to comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder; and


xiv) The issuance and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement, any applicable Purchase Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby, will not re-sult in any violation of the provisions of the charter or by-laws of the Company; and will not result in any violation of the provisions of any state or federal statute or any order, rule or regulation known to such counsel of any state or federal court or governmental agency or body having juris-diction over the Company except for such violations as would not have a Material Adverse Effect; and, except for the registration of the Notes under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the Trust Indenture Act and applicable state securities laws in connection with the purchase and distribution of the N-otes, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution delivery and performance of this Agreement, any applicable Purchase Agreement and the Indenture by the Company and the con-summation by the Company of the transactions contemplat-ed hereby and thereby.

In rendering the opinions required by subsection (b) of this section, Sheila B. Hagen, Esq. may (i) state that her opinion is limited to matters governed by the federal laws of the United
States of America, the laws of the State of New York or the General Corporation Law of the State of Delaware and (ii) rely (to the extent such counsel deems proper and specifies in her opinion) as to matters involving the application of laws covered by support-ing opinion upon the opinion of other counsel of good standing, provided that such other counsel is reasonably satisfactory to counsel for the Agents and furnishes a copy of its opinion to the Agents. Such counsel may also state that, insofar as such opinion involves factual matters, she has relied upon certificates of officers of the Company and its subsidiaries and certificates of public officials. In addition, Sheila B. Hagen, Esq., in rendering the opinions required by clauses (i) and (ii) of subsection (b) with respect to subsidiaries, may rely on opinions rendered by counsel employed by such subsidiaries.


Sheila B. Hagen, Esq. shall have furnished to the Agents written statements, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Agents, to the effect that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants for the Company and representatives of the Agents and counsel for the Agents at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and based on the foregoing, such counsel does not believe that the Registration Statement (other than the financial statements and related schedules and all other financial data included or incorporated by reference therein or omitted therefrom, and other than the Form T-
1, as to which such counsel shall express no opinion or belief), as of the Effective Date and as of the date of filing each document incorporated by reference in the Registration Statement, contained any untrue statement of a material fact or omitted to state a materi-al fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements and related schedules and all other financial and statistical data included or incorporated by reference therein or omitted therefrom, and other than the Form T-1, as to which such counsel shall express no opinion or belief), as of its date and the Closing Date, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not mis-leading. Sheila B. Hagen, Esq. shall also have furnished to the Agents a written statement, addressed to the Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Agents, to the effect that she does not believe that any document incorporated by reference in the Prospectus (other than the finan-cial statements and related schedules and all other financial and statistical data included or incorporated by reference therein or omitted therefrom, and other than the Form T-1, as to which such counsel shall express no opinion or belief) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinions and statements may be qualified by statements to the effect that (i) such counsel has not, except with respect to matters set forth in paragraph (b)(vi) above, independently checked or verified the accuracy, completeness or fairness of the information contained in the Registration Statement, Prospectus or any documents incorporated by reference, and such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for matters set forth in paragraph (b)(vi) above and (ii) as to facts necessary to the determination of materiality, such counsel is relying upon the opinions of officers and other representatives of the Company.

(c)	The Agents shall have received from counsel for the
Agents such opinion or opinions, dated the Closing Date, with re-spect to the issuance and sale of the Notes, the Registration State-ment, the Prospectus and other related matters as the Agents may reasonably require.

(d)	At the Closing Date, counsel for the Agents shall
have been furnished with such documents, certificates and information as they may reasonably require for the purpose of en-abling them to pass upon the issuance and sale of the Notes as contemplated herein and in each Purchase Agreement and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein and therein contained.

(e)	At the Closing Date or such Representation Date, as
the case may be, the Agents shall have received from Coopers & Lybrand L.L.P., with respect to the Company, letters, in form and substance reasonably satisfactory to the Agents, addressed to the Agents and dated the date hereof (i) confirming that they are inde-pendent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act, (ii) stating, as of the date hereof (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters as provided in SAS No. 72.


(f)	On the Closing Date, there shall not have been, since
the Closing Date or since the respective dates as of which infor-mation is given in the Registration Statement and the Prospectus, any material adverse change in the consolidated financial condi-tion, stockholders' equity, results of operations or business of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and the Company shall have furnished to the Agents a certificate, dated the Closing Date of its Chairman of the Board, its President, a Vice President of the Company, or its Chief Financial Officer (or any person acting in such capacity), stating that:

i) The representations and warranties of the Company in Section 1 are true and correct as of such date;
the Company has complied with its agreements contained in this Agreement and any applicable Purchase Agreement, and the conditions set forth in Section 5(a) and 5(h) have been fulfilled, in each case, in all material respects;

ii)   They have carefully examined the Registration
Statement and the Prospectus and in their opinion (A) as of the Effective Date, the Registration Statement and Prospec-tus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, (in the case of the Prospectus, in light of the circumstances in which they were made) not misleading, and (B) since the Effective Date no event has occurred which should have been set forth or incorporated by reference in a supplement or amendment to the Registration Statement or the Prospec-tus which has not been so set forth; and

iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.


(g)	(i) Neither the Company nor any of its subsidiaries
shall have sustained since the respective dates as of which information is given in the Registration Statement or the Prospectus or in any document incorporated by reference therein any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth, contemplated or incorporated by reference in the Prospectus or in any of the documents incorpo-rated by reference therein, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries except as set forth in the letters described in paragraphs (f) or (g) of this Section 5, or any material change in the financial condition, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated or incorporated by reference in the Prospectus or in any of the documents incorpo-rated by reference therein, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

(h)	Subsequent to the execution and delivery of this
Agreement, (i) no downgrading shall have occurred in the rating accorded the Company's securities by any "nationally recognized statistical rating organization", as that term is defined by the Com-mission for purposes of Rule 436(g)(2) of the Rules and Regula-tions and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's securities.


(i)	Subsequent to the execution and delivery of this
Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general banking moratorium shall have been declared by federal or New York state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities in-volving the United States or there shall have been a declaration of a national emergency or war by the United States, if the effect of any event specified in this clause (iii) in the judgment of the Agents makes it impracticable or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus, (iv) any federal or state statute, regulation, rule or order of any court or other governmen-tal authority shall have been enacted, published, decreed or other-wise promulgated which in the judgment of the Agents materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and any subsidiaries, taken as a whole, (v) any federal, state or local government or agency shall take any action in respect of its monetary or fiscal affairs which in the judgment of the Agents has a material adverse effect on the financial markets in the United States, or (vi) there shall have occurred such a material adverse change in general economic or financial conditions (or such a material adverse change in inter-national conditions the effect of which on the financial markets in the United States shall be such) as to make it, in the reasonable judgment of the Agents, impracticable or inadvisable to proceed with the public offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in substance reasonably satisfactory to counsel for the Agents. The Company may rely on any waiver of such conditions given by the Agents or counsel to the Agents as if given by the Agents.


6. 	ADDITIONAL COVENANTS OF THE COMPANY

The Company covenants and agrees that:

(a)	Each acceptance by the Company of an offer for the
purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement or the Prospectus as amended or supplemented to each such time).


(b)	During each period preceding the date, if any, on
which the Company has advised the Agents to suspend solicita-tions of offers to purchase Notes pursuant to Section 2(b) or after which the Company has advised the Agents that the solicitation of offers to purchase Notes which was suspended may be resumed
(the "Marketing Period"), each time that the Registration
Statement or Prospectus shall be amended or supplemented, or each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an officers' certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement or each time the Company files with, or mails for filing to, the Commission any document incorporated by reference in the Prospectus, the Company shall submit to the Agents certificates,
(i) as of the date of such amendment or supplement or as of the Time of Delivery relating to such sale or (ii) if such Prospectus was not amended or supplemented during a Marketing Period, as of the first day of the next succeeding Marketing Period, repre-senting that the statements contained in the certificates referred to in Section 5(f) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement, Time of Delivery or first day of such Marketing Period, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Prospectus as amended and supplemented to such time).

(c)	During each Marketing Period, each time that the
Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement specifically relating to the terms of a particular series of Notes), each time the Company files with, or mails for filing to, the Commission its Annual Report on Form 10-K, each time the Company files with, or mails for filing to, the Commission its Quarterly Report on Form 10-Q, each time the Company files with, or mails for filing to, the Commission a Current Report on Form 8-K or each time the Company sells Notes to an Agent as principal and the appli-cable Purchase Agreement specifies the delivery of a legal opinion under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement, the Company shall (i) concurrently with such amendment, supplement, event or Time of Delivery relating to such sale or (ii) if such Registration Statement or the Prospectus was not amended or supplemented during a Marketing Period, on the first day of the next succeeding
Marketing Period, furnish the Agents and their counsel with the written opinion of the Company's General Counsel or such other counsel acceptable to the Agents, addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same effect as the opinion referred to in Section 5(b) hereof, but modified, as necessary, to relate to the Registra-tion Statement or the Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).


(d)	On any settlement date for the sale of Notes, the
Company shall, if requested by the Agent that solicited or received the offer to purchase any Notes being delivered on such settlement date, furnish such Agent with a written opinion of the Company's General Counsel or such other counsel acceptable to the Agents, dated such settlement date, in form satisfactory to such Agent, to the effect set forth in Section 5(b) hereof, but modified, as necessary, to relate to the Registration Statement or the Prospectus relating to the Notes to be delivered on such settlement date; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated such settlement date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement or the Prospectus as amended or supplemented to the time of deliv-ery of such letter authorizing reliance).


(e)	Each time that the Registration Statement or the Pro-
spectus shall be amended or supplemented (other than by a Pricing Supplement specifically relating to the terms of a particular series of Notes), each time the Company files with, or mails for filing to, the Commission its Annual Report on Form 10-K, each time the Company files with, or mails for filing to, the Commission its Quarterly Report on Form 10-Q, each time the Company files with, or mails for filing to, the Commission a Current Report on Form 8-K or each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter of Coopers & Lybrand under this Section 6(e) as a condition to the purchase of Notes pursuant to such Purchase Agreement, the Company shall concurrently with such amendment, supplement, event or Time of Delivery relating to such sale furnish the Agents and their counsel with a letter of Coopers & Lybrand to the same effect as the letter referred to in
Section 5(e) hereof but modified, as necessary, to relate to the Registration Statement or the Prospectus as amended or supple-mented to the time of delivery of such opinion; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for an interim reporting period, Coopers & Lybrand may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other infor-mation included therein of an accounting, financial or statistical nature is of such a nature that, in the reasonable judgment of the Agents or such Purchaser, as the case may be, or counsel to the Agents, such letter should cover such other information; provided, further, that with respect to financial information for an interim reporting period filed with the Commission in a Current Report on Form 8-K, no such letter need be furnished to the Agents and their counsel unless the Company sells one or more notes to an Agent prior to the time such letter is otherwise required to be furnished pursuant to this Section 6(e), in which case such letter shall be furnished at least three days prior to the anticipated closing date with respect to the sale of such Note.

7.	INDEMNIFICATION AND CONTRIBUTION.

(a)	The Company agrees to indemnify and hold harmless
each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section
20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not mis-leading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Agents furnished in writing to the Company by or on behalf of any Agent expressly for use therein.


(b) 	In case any action shall be brought against any Agent
or any person controlling such Agent, based upon the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Agent shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfac-tory to such indemnified party and payment of all fees and expenses. Any Agent or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Agent or such con-trolling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Agent or such controlling person and the Company and such Agent or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Agent or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Agents and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation, and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action effected without its written consent, but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Agent and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such set-tlement is entered into more than 30 business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.


(c)	Each Agent agrees, severally and not jointly, to
indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent but only with reference to information relating to such Agent furnished in writing to the Company by or on behalf of such Agent expressly for use in the Registration Statement or the Prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration
Statement or the Prospectus and in respect of which indemnity may be sought against any Agent, such Agent shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel for the Company shall be at the expense of such Agent), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Agent, by Section 7(b) hereof.

(d) 	If the indemnification provided for in this Section 7 is
unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Company's Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Agents in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The rela-tive benefits received by the Company and the Agents shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Agents from the offering of the Notes, bear to the total price to the public of the Notes. The relative fault of the Company and the Agents shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowl-edge, access to information and opportunity to correct or prevent such statement or omission.


The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstand-ing the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by or sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations to contribute pursuant to this
Section 7(d) are several in proportion to the respective principal amount of Notes purchased by or through each of the Agents hereunder and not joint.

8.	STATUS OF EACH AGENT.

In soliciting offers to purchase Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to the Agents any commission to which they would be entitled in connection with such sale.


9.	REPRESENTATIONS, WARRANTIES AND OBLIGA-
TIONS TO SURVIVE DELIVERY.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

10.	TERMINATION.

This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, that such termination shall be effective only with respect to such terminating party. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect with respect to the Agents and the Company until such Notes are delivered. The provisions of Sections 2(c), 4, 7, 9, 10, 11 and 12 hereof shall survive any termination of this Agreement.


Any purchaser may terminate any Purchase Agreement, immedi-ately upon notice to the Company, at any time prior to the Repre-sentation Date relating thereto (i) if there has been, since the date of such Purchase Agreement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as a whole, or in the earnings, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or elsewhere is such as to make it, in the judgment of such purchaser, impracticable to market the Notes or enforce contracts for the sale of the Notes, (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on the American
Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either the New York Stock Exchange or the American Stock Exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by federal or New York State authorities or by the relevant authorities of any country issuing any foreign or composite currency in which the Notes covered by such Purchase Agreement are denominated or payable, (iv) if there has been any downgrading or any notice has been given of any intended or poten-tial downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for the purposes of Rules 436(g)(2) under the Securities
Act, (v) if there shall have come to the Purchaser's attention any fact that causes the Purchaser to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

11.	NOTICES.

Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or submitted by any standard form of telecommunication.

Notices shall be sent as follows:

In the case of Donaldson, Lufkin & Jenrette Securities
Corporation, to:

Donaldson, Lufkin & Jenrette
  Securities Corporation
277 Park Avenue
New York, New York  10172
Attention: MTN Trading
Telephone: (212) 892-3035
Telecopy: (212) 892-4298


In the case of Salomon Brothers Inc, to:

Salomon Brothers Inc
7 World Trade Center, 42nd Floor
New York, New York  1048
Attention:  MTN Trading
Telephone:  (212) 783-2882
Telecopy:   (212) 783-4120

In the case of the Company, to:

IBP, inc.
IBP Avenue
Dakota City, Nebraska  68731
Attention:  General Counsel
Telephone:  (402) 241-3827
Telecopy:    (402) 241-2427

12.	BINDING EFFECT; BENEFITS.

This Agreement and any Purchase Agreement shall be binding upon each Agent, the Company and their respective successors. This Agreement and the terms and provisions hereof and any Purchase
Agreement are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement and any Purchase Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Agents contained in Section 7 hereof shall be deemed to be for the benefit of any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the person referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13.	GOVERNING LAW; COUNTERPARTS.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.


14.	COUNTERPARTS.

This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

15.	PARAGRAPH HEADINGS.

The paragraph headings used in this Agreement are for conve-nience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.


If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.


Very truly yours,

IBP, inc.

By: 	/s/
Name:  John N. Borgh
Title:   Vice President & Treasurer


Confirmed and accepted
as of the date first
above written:

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
SALOMON BROTHERS INC

Acting severally on behalf of
themselves and the several
Agents

By:	DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION

By:		/s/
Name:  Eric Manley
Title:     Vice President





EXHIBIT 1(b)



		REMARKETING AGREEMENT, dated as of January 15, 1998 (the "Remarketing Agreement"), between:

		IBP, INC., a Delaware corporation (the "Company"); and

		NATIONSBANC MONTGOMERY SECURITIES LLC
("NMS" and, in its capacity as the remarketing dealer hereunder, the "Remarketing Dealer").

		WHEREAS, the Company has issued $50,000,000 aggregate principal amount of its 6.00% Remarketable Or Redeemable Securities_due January 15, 2011 (the "ROARS"_) / pursuant to an Indenture, dated as of January 26, 1996 (the "Indenture"), between the Company and The Bank of New York, as trustee (in such capacity, the "Trustee"); and

		WHEREAS, the ROARS are being sold initially pursuant to a purchase agreement, dated January 6, 1998 (the "Purchase Agreement"), between the Company and NMS; and

		WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 033-64459) under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the offering of Debt Securities, including the ROARS, which registration statement was declared effective by order of the Commission, and has filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such additional amended prospectuses as may hereafter be required (such registration statement (No. 033-64459), including any amendments and supplements thereto, and including any preliminary or final prospectus relating to the offering of ROARS by the Company constituting a part thereof (including the Prospectus Supplement dated December 12, 1997 (the "Prospectus Supplement")), and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act, or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Remarketing Dealer by the Company for use in connection with the remarketing of the ROARS which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the rules and regulations under the 1933 Act (the "1933 Act Regulations")), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Remarketing Dealer for such use); and

 		WHEREAS, NMS is prepared to act as the Remarketing Dealer with respect to the remarketing of the ROARS on January 16, 2001 (the "Remarketing Date") pursuant to the terms of, but subject to the conditions set forth in, this Agreement;

		NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

		Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Indenture (including in the form of the ROARS issued thereunder).

		Section 2.  Representations and Warranties.

		(a) The Company represents and warrants to the Remarketing Dealer as of the date hereof, the Notification Date (as defined below), the Determination Date (as defined below), the Remarketing Date and each date thereafter, if any, of delivery of ROARS by the Remarketing Dealer (each of the foregoing dates being hereinafter referred to as a "Representation
Date"), that (i) it has made all the filings with the Commission that it is required to make under the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations") (collectively, the "1934 Act Documents"), (ii) each 1934 Act Document complies in all material respects with the requirements of the 1934 Act and 1934 Act Regulations, and each 1934 Act Document did not at the time of filing with the Commission, and as of each Representation Date will not, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the applicable Remarketing Materials (as defined herein) will not, as of the Remarketing Date and each date thereafter, if any, of delivery of ROARS by the Remarketing Dealer, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) no consent, approval, authorization, order or decree of any court or governmental agency or body, including as to an effective registration statement under the 1933 Act with respect to the ROARS, is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the remarketing of ROARS pursuant hereto, except such as have been or shall have been obtained or rendered, as the case may be, and (v) the representations and warranties contained in the Purchase Agreement are true and correct with the same force and effect as though expressly made at and as of the date hereof.

		(b) The Company further represents and warrants to the Remarketing Dealer as of each Representation Date as follows:

		(i) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the 1934 Act Documents are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

		(ii) The financial statements included or incorporated by reference in the 1934 Act Documents, together with the related schedules and notes, present fairly the financial condition and results of operations of the Company and its consolidated subsidiaries, if any, at the dates and for the periods indicated; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the 1934 Act Documents present fairly in accordance with GAAP the information required to be stated therein. Any pro forma financial statements and the related notes thereto included or incorporated by reference in the 1934 Act Documents present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

		(iii) Since the respective dates as of which information is given in the 1934 Act Documents, except as otherwise stated therein, there has been no material adverse change in the consolidated financial condition, stockholders' equity or results of operations or business of the Company and its subsidiaries taken as a whole (a "Material
Adverse Effect").

		(iv) The Company and each of its subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which their respective ownership of property or conduct of business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect, and have power and authority necessary to own or hold their respective properties, to conduct the business in which they are engaged and, in the case of the Company, to enter into and perform its obligations under this Agreement.

		(v) This Agreement has been duly authorized, executed and delivered by the Company.

		(vi) The Indenture has been validly authorized, executed and delivered by the Company and duly qualified under the Trust
Indenture Act of 1939, as amended (the "1939 Act"), and, assuming it has been duly executed and delivered by the Trustee, constitutes the legally binding obligation of the Company, except as the enforceability thereof may be subject to (x) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

		(vii) The ROARS have been validly authorized and executed by the Company and authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in the Purchase Agreement, and constitute legally binding obligations of the Company entitled to the benefits of the Indenture, except as the enforceability thereof may be subject to (x) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

		(viii) Neither the Company nor any of its subsidiaries (if any) is in violation of its corporate charter or by-laws or in default under any agreement, indenture or instrument, except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and the ROARS and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the ROARS and the use of the proceeds from the sale thereof as described in the Prospectus under the caption "Use of Proceeds") have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any such subsidiary pursuant to, any material agreement, indenture or instrument to which the Company or any such subsidiary is a party or by which it is bound or to which any of its property or assets is subject, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not result in a Material Adverse Effect and would not result in any liability of the Remarketing Dealer, nor will such action result in a material violation of the charter or by-laws of the Company or any such subsidiary or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any such subsidiary or its property.

		(ix) There is no material action, suit or proceeding before any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the 1934 Act Documents (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse
Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

		(x) No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of this Agreement and the Indenture or the consummation of the transactions contemplated hereby and thereby, except such as have been already obtained.

		(xi) The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

		(xii) The ROARS are rated at least "A3" by Moody's Investors Service, Inc., at least "A-" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or, in each case, such other rating as to which the Company shall have most recently notified the Remarketing
Dealer pursuant to Section 3(a) hereof.

		(c) Any certificate signed by any director or officer of the Company and delivered to the Remarketing Dealer or to counsel for the Remarketing Dealer in connection with the remarketing of the ROARS shall be deemed a representation and warranty by the Company to the Remarketing Dealer as to the matters covered thereby.

		Section 3. Covenants of the Company. The Company covenants with the Remarketing Dealer as follows:

		(a) The Company will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Remarketing Dealer of (i) any notification or announcement by a "nationally recognized statistical rating agency" (as defined by the Commission for purposes of Rule 436(g)(2) under the 1933
Act) with regard to the ratings of any securities of the Company, including, without limitation, notification or announcement of a downgrade in or withdrawal of the rating of any security of the Company or notification or announcement of the placement of any rating of any securities of the Company under surveillance or review, including placement on Credit
Watch or on Watch List with negative implications, or (ii) the occurrence at any time of any event set forth in Section 9(c) of this Agreement.

		(b)  The Company will furnish to the Remarketing Dealer:

		(i) the Registration Statement, the Prospectus and the Prospectus Supplement relating to the ROARS (including in each case any amendment or supplement thereto and each document incorporated therein by reference);

		(ii)  each 1934 Act Document filed after the date hereof; and

		(iii) in connection with the remarketing of ROARS, such other information as the Remarketing Dealer may reasonably request from time to time.

The Company agrees to provide the Remarketing Dealer with as many copies of the foregoing written materials and other Company-approved information as the Remarketing Dealer may reasonably request for use in connection with the remarketing of ROARS and consents to the use thereof for such purpose.

		(c) If, at any time during which the Remarketing Dealer would be obligated to take any action under this Agreement, any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the ROARS shall occur which could reasonably be expected to cause any of the reports, documents, materials or information referred to in paragraph (b) above or any document incorporated therein by reference (collectively, the "Remarketing Materials") to contain an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the Remarketing Dealer in writing of the circumstances and details of such event or condition.

		(d) So long as the ROARS are outstanding, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

		(e)  The Company will comply with the 1933 Act and the 1933
Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939
Act and the rules and regulations of the Commission thereunder so as to permit the completion of the remarketing of the ROARS as contemplated in this Agreement and in each Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the ROARS, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Remarketing
Dealer or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that such Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or file a new registration statement or amend or supplement any Prospectus or issue a new prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations and the Commission's interpretations of the 1933 Act and the 1933 Act Regulations, the Company, at its expense, will promptly (i) prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or any such Prospectus comply with such requirements, or prepare and file any such new registration statement and prospectus as may be necessary for such purpose, (ii) furnish to the Remarketing Dealer such number of copies of such amendment, supplement or other document as the Remarketing Dealer may reasonably request and (iii) furnish to the Remarketing Dealer an officers' certificate, an opinion, including a statement as to the absence of material misstatements in or omissions from the Registration Statement and each Prospectus, as amended or supplemented, of counsel for the Company satisfactory to the Remarketing Dealer and a "comfort letter" from the Company's independent accountants, in each case in form and substance satisfactory to the Remarketing Dealer, of the same tenor as the officers' certificate, opinion and comfort letter, respectively, delivered pursuant to the Purchase Agreement, but modified to relate to the Registration Statement and each Prospectus as amended or supplemented to the date thereof or such new registration statement and prospectus.

		(f) The Company agrees that neither it nor any of its subsidiaries or affiliates shall purchase or otherwise acquire, or enter into any agreement to purchase or otherwise acquire, any of the ROARS prior to the remarketing thereof by the Remarketing Dealer, other than pursuant to
Section 4(g) or 4(h) of this Agreement.

		(g) The Company will comply with each of the covenants set forth in the Purchase Agreement.

		Section 4.  Appointment and Obligations of the
Remarketing Dealer.

		(a) Unless this Agreement is otherwise terminated in accordance with Section 12 hereof, in accordance with the terms, but subject to the conditions, of this Agreement, the Company hereby appoints NMS, and NMS hereby accepts such appointment, as the exclusive Remarketing
Dealer with respect to $50,000,000 aggregate principal amount of ROARS, subject further to repurchase of the ROARS in accordance with clause (g) of this Section 4 or redemption of the ROARS in accordance with clause (h) of this Section 4.

		(b) It is expressly understood and agreed by the parties hereto that the obligations of the Remarketing Dealer hereunder with respect to the ROARS to be remarketed on the Remarketing Date are conditioned on (i) the issuance and delivery of such ROARS pursuant to the terms and conditions of the Purchase Agreement and (ii) the Remarketing Dealer's election on the Notification Date to purchase the ROARS for remarketing on the Remarketing Date. It is further expressly understood and agreed by and between the parties hereto that, if the Remarketing Dealer has elected to remarket the ROARS pursuant to clause (c) below, the Remarketing Dealer shall not be obligated to set the Interest Rate to Maturity (as defined below) on any ROARS, to remarket any ROARS or to perform any of the other duties set forth herein at any time after the Notification Date in the event that (i) any of the conditions set forth in clause (a) or (b) of Section 9 hereof shall not have been fully and completely met to the satisfaction of the Remarketing Dealer, or (ii) any of the events set forth in clause (c) of
Section 9 hereof shall have occurred.

		(c) On a Business Day not later than five Business Days prior to the Remarketing Date, the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase the ROARS on the Remarketing Date (the "Notification Date"). If, and only if, the
Remarketing Dealer so elects, the ROARS shall be subject to mandatory tender to the Remarketing Dealer for purchase and remarketing on the Remarketing Date, upon the terms and subject to the conditions described herein. The purchase price of such tendered ROARS shall be equal to 100% of the aggregate principal amount thereof.

		(d) Subject to the Remarketing Dealer's election to remarket the ROARS as provided in clause (c) above, by 3:30 p.m., New York City time, on the third Business Day immediately preceding the Remarketing
Date (the "Determination Date"), the Remarketing Dealer shall determine the Interest Rate to Maturity to the nearest one hundred-thousandth
(0.00001) of one percent per annum. The "Interest Rate to Maturity" shall be equal to the sum of 5.530% (the "Base Rate") and the Applicable Spread
(as defined below), which will be based on the Dollar Price (as defined below) of the ROARS.

	The "Applicable Spread" shall be the lowest bid indication, expressed as a spread (in the form of a percentage or in basis points) above the Base Rate, obtained by the Remarketing Dealer on the Determination Date from the bids quoted by five Reference Corporate
Dealers (as defined below) for the full aggregate principal amount of the ROARS at the Dollar Price, but assuming (i) an issue date that is the Remarketing Date, with settlement on such date without accrued interest, (ii) a maturity date that is the Stated Maturity Date and (iii) a stated annual interest rate equal to the Base Rate plus the spread bid by the applicable Reference Corporate Dealer. If fewer than five
Reference Corporate Dealers bid as described above, then the Applicable Spread shall be the lowest of such bid indications obtained as described above. The Interest Rate to Maturity announced by the Remarketing Dealer, absent manifest error, shall be binding and conclusive upon the actual purchasers of the ROARS ("Beneficial
Owners") and Holders of the ROARS, the Company and the Trustee.

	"Comparable Treasury Issues" means the United States
Treasury security or securities selected by the Remarketing Dealer as having an actual or interpolated maturity or maturities comparable to the remaining term of the ROARS being purchased by the Remarketing Dealer.

	"Comparable Treasury Price" means, with respect to the Remarketing Date, (a) the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) on the Determination Date, as set forth on "Telerate Page 500" (or such other page as may replace Telerate Page 500), or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on the Determination Date, (i) the average of the Reference Treasury Dealer Quotations (as defined below) for the Remarketing
Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Telerate Page 500" means the display designated as "Telerate Page 500" on Dow Jones Markets (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in
(a) above as may replace Dow Jones Markets.

	"Dollar Price" means, with respect to the ROARS, the present value, as of the Remarketing Date, of the Remaining Scheduled
Payments (as defined below) discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below).

	"Reference Corporate Dealers" means each of NationsBanc
Montgomery Securities LLC, BankAmerica Robertson Stephens,
Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith
Barney and UBS Securities LLC and their respective successors;
provided that if any of the foregoing or their affiliates shall cease to be a leading dealer of publicly traded debt securities of the Company (a "Primary Corporate Dealer"), the Remarketing Dealer shall substitute therefor another Primary Corporate Dealer.

	"Reference Treasury Dealer" means each of NationsBanc
Montgomery Securities LLC, BankAmerica Robertson Stephens,
Donaldson, Lufkin & Jenrette Securities Corporation, Salomon Smith
Barney and UBS Securities LLC and their respective successors;
provided that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury
Dealer"), the Remarketing Dealer shall substitute therefor another
Primary Treasury Dealer.

	"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and the Remarketing Date, the offer prices for the Comparable Treasury Issues (expressed in each case as a percentage of its principal amount) quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., on the Determination Date.

	"Remaining Scheduled Payments" means, with respect to the ROARS, the remaining scheduled payments of the principal thereof and interest thereon, calculated at the Base Rate only, that would be due after the Remarketing Date to and including the Stated Maturity Date; provided that if the Remarketing Date is not an Interest Payment Date with respect to the ROARS, the amount of the next succeeding scheduled interest payment thereon, calculated at the Base Rate only, will be reduced by the amount of interest accrued thereon, calculated at the Base Rate only, to the Remarketing Date.

	"Treasury Rate" means, with respect to the Remarketing Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) yield to maturity of the Comparable Treasury Issues, assuming a price for the Comparable
Treasury Issues (expressed as a percentage of its principal amount), equal to the Comparable Treasury Price for the Remarketing Date.

		(e) Subject to the Remarketing Dealer's election to remarket the ROARS as provided in clause (c) above, the Remarketing Dealer shall notify the Company, the Trustee and The Depository Trust Company
("DTC") by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the Determination Date of the Interest Rate to Maturity applicable to the ROARS effective from and including the Remarketing Date.

		(f) In the event that the ROARS are remarketed as provided herein, the Remarketing Dealer shall make, or cause the Trustee to make, payment to the DTC participant of each tendering Beneficial Owner of ROARS subject to remarketing, by book entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial Owner's tendered ROARS, of the purchase price for such tendered ROARS that have been purchased for remarketing by the Remarketing Dealer. The purchase price of such tendered ROARS shall be equal to 100% of the aggregate principal amount thereof. The Company shall make, or cause the Trustee to make, payment of interest to each Beneficial Owner of ROARS due on the Remarketing Date by book entry through DTC by the close of business on the Remarketing Date.

		(g)  Subject to Section 12(c) of this Agreement, in the event that
(i) the Remarketing Dealer for any reason does not notify the Company of the Interest Rate to Maturity by 4:00 p.m., New York City time, on the Determination Date, or (ii) prior to the Remarketing Date, the Remarketing
Dealer has resigned and no successor has been appointed on or before the Determination Date, or (iii) at any time after the Remarketing Dealer elects on the Notification Date to remarket the ROARS, any event as set forth in
Section 9 or Section 12 of this Agreement shall have occurred, or (iv) the Remarketing Dealer for any reason does not elect, by notice to the Company and the Trustee not later than the Notification Date, to purchase the ROARS for remarketing on the Remarketing Date, or (v) the Remarketing Dealer for any reason does not purchase all tendered ROARS on the Remarketing Date, the Company shall repurchase the ROARS as a whole on the Remarketing
Date at a price equal to 100% of the aggregate principal amount of the ROARS plus all accrued and unpaid interest, if any, on the ROARS to the Remarketing Date. In any such case, payment will be made by the Company through the Trustee to the DTC participant of each tendering Beneficial
Owner of ROARS, by book-entry through DTC by the close of business on the Remarketing Date against delivery through DTC of such Beneficial
Owner's tendered ROARS.

		(h) If the Remarketing Dealer elects to remarket the ROARS as provided in clause (c) above, then not later than the Business Day immediately preceding the Determination Date, the Company shall notify the Remarketing Dealer and the Trustee if the Company irrevocably elects to exercise its right to redeem the ROARS, in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the Optional Redemption
Price. The "Optional Redemption Price" shall be the greater of (i) 100% of the aggregate principal amount of the ROARS and (ii) the sum of the present values of the Remaining Scheduled Payments thereon, as determined by the Remarketing Dealer, discounted to the Remarketing Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus in either case accrued and unpaid interest from the Remarketing Date on the principal amount being redeemed to the date of redemption. If the Company elects to redeem the ROARS, it shall pay the redemption price therefor in same-day funds by wire transfer to an account designated by the Remarketing Dealer on the Remarketing Date.

		(i) In accordance with the terms and provisions of the ROARS, the tender and settlement procedures set forth in this Section 4, including provisions for payment by purchasers of ROARS in the remarketing or for payment to selling Beneficial Owners of tendered ROARS, shall be subject to modification, notwithstanding any provision to the contrary set forth in the Indenture, to the extent required by DTC or, if the book-entry system is no longer available for the ROARS at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of ROARS in certificated form. In addition, the Remarketing Dealer may, notwithstanding anything to the contrary contained in the Indenture, modify the settlement procedures set forth in the Indenture and/or the ROARS in order to facilitate the settlement process.

		(j) In accordance with the terms and provisions of the ROARS, the Company hereby agrees that at all times, notwithstanding any provision to the contrary set forth in the Indenture, (i) it will use its best efforts to maintain the ROARS in book-entry form with DTC or any successor thereto and to appoint a successor depository to the extent necessary to maintain the ROARS in book-entry form and (ii) it will waive any discretionary right it otherwise may have under the Indenture to cause the ROARS to be issued in certificated form.

		Section 5. Fees and Expenses. Subject to Section 12 of this Agreement, for its services in performing its duties set forth herein, the Remarketing Dealer will not receive any fees or reimbursement of expenses from the Company.

		Section 6. Resignation of the Remarketing Dealer. The Remarketing Dealer may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective 10 business days after delivery of a written notice to the Company and the Trustee of such resignation. The Remarketing Dealer also may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective immediately, upon termination of this Agreement in accordance with Section 12(b) hereof. It shall be the sole obligation of the Company to appoint a successor Remarketing Dealer.

		Section 7. Dealing in the ROARS; Purchase of ROARS by the Company.

		(a) NMS, when acting as the Remarketing Dealer or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the ROARS. NMS, as Holder or Beneficial
Owner of the ROARS, may exercise any vote or join as a Holder or Beneficial Owner, as the case may be, in any action which any Holder or Beneficial Owner of ROARS may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Dealer, in its capacity either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

		(b) The Company may purchase ROARS in the remarketing, provided that the Interest Rate to Maturity established with respect to ROARS in the remarketing is not different from the Interest Rate to Maturity that would have been established if the Company had not purchased such ROARS.

		Section 8.  Information.

		(a)  The Company agrees to furnish to the Remarketing Dealer:
(i) copies of each report or other document mailed or filed by the Company with the Commission, including the Registration Statement and any Prospectus relating to the ROARS (including in each case any documents incorporated therein by reference), (ii) notice of the occurrence of any of the events set forth in clause (c) of Section 9 hereof, and (iii) in connection with the remarketing, such other information as the Remarketing Dealer may reasonably request from time to time, in such form as the Remarketing
Dealer may reasonably request, including, but not limited to, the financial condition of the Company or any material subsidiary thereof. The Company agrees to provide the Remarketing Dealer with as many copies of the foregoing materials and information as the Remarketing Dealer may reasonably request for use in connection with the remarketing and consents to the use thereof for such purpose.

		(b) If, at any time during the term of this Agreement, any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the ROARS shall occur which might cause any of the reports, documents, materials or information referred to in clause (i) of paragraph (a) above or any document incorporated therein by reference (collectively, the "Remarketing Materials") to include an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the Remarketing Dealer in writing of the circumstances and details of such event or condition.

		Section 9. Conditions to Remarketing Dealer's Obligations. The obligations of the Remarketing Dealer under this Agreement have been undertaken in reliance on, and shall be subject to, (a) the due performance in all material respects by the Company of its obligations and agreements as set forth in this Agreement and the accuracy of the representations and warranties in this Agreement and any certificate delivered pursuant hereto,
(b) the due performance in all material respects by the Company of its obligations and agreements set forth in, and the accuracy in all material respects as of the dates specified therein of the representations and warranties contained in, the Purchase Agreement, and (c) the further condition that none of the following events shall have occurred after the Remarketing Dealer elects on the Notification Date to remarket the ROARS:

		(i) the rating of any securities of the Company shall have been down graded or put under surveillance or review with negative implications, including being put on what is commonly termed a "watch list," or withdrawn by a nationally recognized statistical rating agency;

		(ii) without the prior written consent of the Remarketing Dealer, the Indenture (including the ROARS) shall have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof, that in either case in the judgment of the Remarketing Dealer materially changes the nature of the ROARS or the remarketing procedures (it being understood that, notwithstanding the provisions of this clause (ii), the Company shall not be prohibited from amending the Indenture);

		(iii) trading in any securities of the Company shall have been suspended or materially limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock
Exchange or in the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities
Dealers, Inc. or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities;

		(iv) there shall have occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Remarketing Dealer, impracticable to remarket the ROARS or to enforce contracts for the sale of the ROARS;

		(v) an Event of Default, or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, with respect to the ROARS shall have occurred and be continuing;

		(vi) a material adverse change in the consolidated financial condition, stockholders' equity or results of operations or business of the Company and its subsidiaries taken as a whole the effect of which is such as to make it, in the judgment of the Remarketing Dealer, impracticable to remarket the ROARS or to enforce contracts for the sale of the ROARS, shall have occurred since the Notification Date or since the respective dates as of which information is given in the 1934
Act Documents; or

		(vii) if a prospectus is required under the 1933 Act to be delivered in connection with the remarketing of the ROARS, the Company shall fail to furnish to the Remarketing Dealer on the Remarketing Date the officers' certificate, opinion and comfort letter referred to in Section 3(e) of this Agreement and such other documents and opinions as counsel for the Remarketing Dealer may reasonably require for the purpose of enabling such counsel to pass upon the sale of ROARS in the remarketing as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and the Remarketing Dealer shall have received on the Remarketing Date a certificate of the Chairman of the Board, the President, the Chief Financial Officer, any Vice President or the Treasurer of the Company, dated as of the Remarketing Date, to the effect that (i) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Remarketing Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Remarketing Date and (iii) none of the events specified in the preceding clause (c) has occurred.

		(d) In furtherance of the foregoing, the effectiveness of the Remarketing Dealer's election on the Notification Date to remarket the ROARS shall be subject to the condition that the Remarketing Dealer shall have received a certificate of the Chairman of the Board, the President, the Chief Financial Officer, any Vice President or the Treasurer of the
Company, dated as of the Notification Date, to the effect that (i) the Company has, prior to the Remarketing Dealer's election on the Notification Date to remarket the ROARS, provided the Remarketing Dealer with notice of all events as required under Section 3(a) of this Agreement, (ii) the representations and warranties in this Agreement are true and correct at and as of the Notification Date and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Notification Date. Such certificate shall be delivered by the Company to the Remarketing Dealer as soon as practicable following notification by the Remarketing Dealer to the Company on the Notification Date of its election to remarket the ROARS and in any event prior to the Determination Date.

	In the event of the failure of any of the foregoing conditions, the Remarketing Dealer may terminate its obligations under this Agreement or redetermine the Interest Rate to Maturity as provided in Section 12.

		Section 10.  Indemnification.

		(a) The Company agrees to indemnify and hold harmless the Remarketing Dealer and its officers, directors and employees and each person, if any, who controls the Remarketing Dealer within the meaning of
Section 20 of the 1934 Act as follows:

		(i) against any loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the failure to have an effective registration statement under the 1933 Act relating to the ROARS, if required, or the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Company failed to notify the Remarketing Dealer of such delivery requirement or failed to provide the Remarketing Dealer with an updated Prospectus for delivery, or (B) any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials (including any incorporated documents), or (C) the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (D) any violation by the Company of, or any failure by the Company to perform any of its obligations under, this Agreement, or (E) the acts or omissions of the Remarketing Dealer in connection with its duties and obligations hereunder except to the extent finally judicially determined to be due to its gross negligence or willful misconduct;

		(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of, or based upon, any of items (A) through (E) in clause (i) above; provided that (subject to clause (d) below) such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld; and

		(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Remarketing Dealer), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of, or based upon, any of items (A) through (E) in clause (i) above to the extent that any such expense is not paid under (i) or (ii) above; provided that the foregoing indemnity shall not apply to any losses, liabilities, claims, damages and expenses to the extent arising out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Dealer expressly for use in the Remarketing Materials.

		(b) The Remarketing Dealer agrees to indemnify and hold harmless the Company, its directors and each of its officers who signed the Registration Statement from and against any loss, liability, claim, damage and expense, as incurred, but only with respect to untrue statements or omissions made in the Remarketing Materials in reliance upon and in conformity with information furnished to the Company in writing by the Remarketing Dealer expressly for use in such Remarketing Materials. The indemnity agreement in this clause (b) shall extend upon the same terms and conditions to each person, if any, who controls the Company within the meaning of Section 20 of the 1934 Act.

		(c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to clause (a) above, counsel to the indemnified parties shall be selected by NMS, and, in the case of parties indemnified pursuant to clause (b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or
Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission or fault, culpability or a failure to act by or on behalf of any indemnified party.

		(d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by clause (a) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

		(e) The indemnity agreements contained in this Section 10 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Dealer, and shall survive the termination or cancellation of this Agreement and the remarketing of any ROARS hereunder.

		Section 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Dealer on the other hand from the remarketing of the ROARS pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Remarketing Dealer on the other hand in connection with the acts, failures to act, statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

	The relative benefits received by the Company on the one hand and the Remarketing Dealer on the other hand in connection with the remarketing of the ROARS pursuant to this Agreement shall be deemed to be in the same respective proportions as (i) the aggregate principal amount of the ROARS, and (iii) the aggregate positive difference, if any, between the price paid by the Remarketing Dealer for the ROARS tendered on the Remarketing Date and the price at which the ROARS are sold by the Remarketing Dealer in the remarketing.

	The relative fault of the Company on the one hand and the Remarketing Dealer on the other hand shall be determined by reference to, among other things, the responsibility hereunder of the applicable party for any act or failure to act relating to the losses, liabilities, claims, damages or expenses incurred or, in the case of any losses, liabilities, claims, damages or expenses arising out of any untrue or alleged untrue statement of a material fact contained in any of the Remarketing Materials or the omission or alleged omission to state a material fact therefrom, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Remarketing Dealer and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

	The Company and the Remarketing Dealer agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such act or failure to act or untrue or alleged untrue statement or omission or alleged omission.

	Notwithstanding the provisions of this Section 11, the Remarketing Dealer shall not be required to contribute any amount in excess of the amount by which the total price at which the ROARS remarketed by it and resold to the public were sold to the public exceeds the amount of any damages which the Remarketing Dealer has otherwise been required to pay by reason of any act or failure to act for which it is responsible hereunder or any untrue or alleged untrue statement or omission or alleged omission.

	No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

	For purposes of this Section 11, each person, if any, who controls the Remarketing Dealer within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Remarketing Dealer, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

		Section 12. Termination of Remarketing Agreement or Redetermination of Interest Rate to Maturity.

		(a) This Agreement shall terminate as to the Remarketing Dealer on the effective date of the resignation of the Remarketing Dealer pursuant to Section 6 hereof or the repurchase of the ROARS by the Company pursuant to Section 4(g) hereof or the redemption of the ROARS by the Company pursuant to Section 4(h) hereof.

		(b) In addition, the Remarketing Dealer may terminate all of its obligations under this Agreement immediately by notifying the Company and the Trustee of its election to do so, at any time on or before the Remarketing Date, in the event that: (i) any of the conditions referred to or set forth in Section 9(a) or (b) hereof have not been met or satisfied in full,
(ii) any of the events set forth in Section 9(c) shall have occurred after the Remarketing Dealer elects on the Notification Date to remarket the ROARS or (iii) the Remarketing Dealer determines, in its sole discretion, after consultation with the Company, that it shall not have received all of the information, whether or not specifically referenced herein, necessary to fulfill its obligations under this Agreement.

		(c) Notwithstanding any provision herein to the contrary, in lieu of terminating this Agreement pursuant to Section 12(b) above, upon the occurrence of any of the events set forth therein, the Remarketing Dealer, in its sole discretion at any time between the Determination Date and 3:30 p.m., New York City time, on the Business Day immediately preceding the Remarketing Date, may elect to purchase the ROARS for remarketing and determine a new Interest Rate to Maturity in the manner provided in
Section 4(d) of this Agreement, except that for purposes of determining the new Interest Rate to Maturity pursuant to this paragraph the Determination Date referred to therein shall be the date of such election and redetermination. The Remarketing Dealer shall notify the Company, the Trustee and DTC by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 4:00 p.m., New York City time, on the date of such election, of the new Interest Rate to Maturity applicable to the ROARS. Thereupon, such new Interest Rate to Maturity shall supersede and replace any Interest Rate to Maturity previously determined by the Remarketing Dealer and, absent manifest error, shall be binding and conclusive upon the Beneficial Owners and Holders of the ROARS on and after the Remarketing Date, the Company and the Trustee; provided that the Remarketing Dealer, by redetermining the Interest Rate to Maturity upon the occurrence of any event set forth in Section 12(b) as set forth above, shall not thereby be deemed to have waived its right to determine a new Interest Rate to Maturity or terminate this Agreement upon the occurrence of any other event set forth in Section 12(b).

		(d) If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party, except that, in the case of termination pursuant to Section 12(b) of this Agreement, the Company shall reimburse the Remarketing Dealer for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Remarketing Dealer, and except further as set forth in Section 12(e) below. Sections 1, 10, 11, 12(d) and 12(e) shall survive such termination and remain in full force and effect.

		(e) In the case of either (i) termination of this Agreement pursuant to Section 12(b) or (ii) the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the ROARS, of any event set forth in Section 9(c)(ii) or (v), upon the request of the Remarketing Dealer, the Company shall immediately following the Call Price
Determination Date (as defined below) pay the Remarketing Dealer, in same-day funds by wire transfer to an account designated by the Remarketing Dealer, the fair market value, calculated as set forth below, of the Remarketing Dealer's right to purchase and remarket the ROARS pursuant to this Agreement (the "Call Price").

	In the case of termination of this Agreement pursuant to
Section 12(b), the Call Price shall be equal to the excess of (i) the present value of the Remaining Scheduled Payments determined as provided in
Section 4 over (ii) the aggregate principal amount of the ROARS.

	In the case of the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the ROARS, of any event set forth in Section 9(c)(ii) or (v), the Call Price shall be determined in good faith by the Remarketing Dealer on a commercially reasonable basis by reference to, among other factors, the formulation set forth in the preceding paragraph.

	The Remarketing Dealer shall determine the applicable Call Price on the Business Day immediately following the date of termination or notification of the occurrence, prior to the Remarketing Dealer's election on the Notification Date to remarket the ROARS, of any event set forth in
Section 9(c)(ii) or (v), as the case may be, or as soon as practicable thereafter (the "Call Price Determination Date"). The Remarketing Dealer shall promptly notify the Company of the Call Price Determination Date and the Call Price by telephone, confirmed in writing (which may include facsimile or other electronic transmission). The Call Price, absent manifest error, shall be binding and conclusive upon the parties hereto.

		(f) This Agreement shall not be subject to termination by the Company.

		Section 13.  Remarketing Dealer's Performance; Duty of
Care. The duties and obligations of the Remarketing Dealer shall be determined solely by the express provisions of this Agreement and the Indenture. No implied covenants or obligations of or against the Remarketing Dealer shall be read into this Agreement or the Indenture. In the absence of bad faith on the part of the Remarketing Dealer, the Remarketing Dealer may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement and the Indenture, as to the truth of the statements expressed in any of such documents. The Remarketing Dealer shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Dealer shall incur no liability to the Company or to any Beneficial Owner or Holder of ROARS in its individual capacity or as Remarketing Dealer for any action or failure to act in connection with the remarketing or otherwise, except as a result of gross negligence or willful misconduct on its part.

		Section 14.  GOVERNING LAW.  THIS AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO
CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

		Section 15. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the earlier of the first day thereafter on which no ROARS are outstanding or the completion of the remarketing of the ROARS. Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Company pursuant to Sections 10, 11 and 12 hereof shall remain operative and in full force and effect until fully satisfied.

		Section 16. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Dealer. The rights and obligations of the Remarketing Dealer hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Remarketing Dealer and their respective successors and assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling the Remarketing Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or any indemnified party to the extent provided in Section 10 hereof, or any person entitled to contribution to the extent provided in Section 11 hereof. The terms "successors" and "assigns" shall not include any purchaser of any ROARS merely because of such purchase.

		Section 17. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

		Section 18. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

		Section 19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

		Section 20. Amendments. This Agreement may be amended by any instrument in writing signed by each of the parties hereto so long as this Agreement as amended is not inconsistent with the Indenture in effect as of the date of any such amendment.

		Section 21. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing (which may include facsimile or other electronic transmission) and shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:
		(a)  to the Company:

			IBP, inc.
			IBP Avenue
			Post Office Box 515
			Dakota City, Nebraska  68731
			Telephone:  402-241-2041
			Facsimile:  402-241-2404
			Attention:  Treasurer

		(b)  to NMS:

			NationsBanc Montgomery Securities LLC
			100 North Tryon Street
			Charlotte, North Carolina  28255
			Telephone:  704-386-9690
			Facsimile:  704-388-0502
			Attention:  Syndicate

or to such other address as the Company or the Remarketing Dealer shall specify in writing.


	IN WITNESS WHEREOF, each of the Company and the Remarketing Dealer has caused this Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

IBP, INC.



By  /s/ John N. Borgh
  Title:  Vice President and Treasurer


NATIONSBANC MONTGOMERY
  SECURITIES LLC



By  /s/ Lynn T. McConnell
  Title:  Senior Vice President &
Director


      /Service Mark of NationsBanc Montgomery Securities LLC


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